Exhibit 99.1
comScore Reports Record First Quarter 2010 Results
RESTON, VA — April 28, 2010 comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced record financial results for the first quarter of fiscal 2010.
Revenue in the first quarter of 2010 was a quarterly record $36.1 million, an increase of 18% over the first quarter of 2009. GAAP income before income taxes was $1.3 million in the first quarter of 2010, compared to $1.5 million in the first quarter of 2009. GAAP net income was $0.2 million, or $0.01 per diluted share, in the first quarter of 2010, compared to GAAP net income of $0.3 million, or $0.01 per diluted share, in the first quarter of 2009. Non-GAAP net income in the first quarter of 2010 was $5.0 million, or $0.16 per diluted share, compared to non-GAAP net income of $4.2 million, or $0.14 per diluted share, in the first quarter of 2009. Adjusted EBITDA was $6.8 million in the first quarter of 2010, compared to adjusted EBITDA of $5.4 million in the first quarter of 2009, an increase of 26%.
Dr. Magid Abraham, comScore’s president and chief executive officer said, “We had a strong start to 2010 with revenue, GAAP income before income taxes and adjusted EBITDA exceeding our prior guidance. The momentum we saw late in 2009 continued in the first quarter of 2010 in all our major product and vertical industry sectors. In particular, customer interest and sales activity in our Media Metrix 360 audience measurement product was high. We saw particularly strong results in the consumer packaged goods, pharmaceuticals, financial services and telecom industry verticals. Similarly, our comScore Ad Effx™ suite of advertising measurement products saw healthy revenue growth, with on-line advertising trends continuing to show signs of improvement. On the international front, we saw very strong revenue growth, with an increase of 35% versus a year ago, reflecting the growing demand for our products outside the U.S. Also during the first quarter, we completed our acquisition of ARSgroup, which will provide us with technology-driven market research capabilities for measuring the effectiveness of advertising creative content. These additional resources will allow us to create new products and tools for designing and measuring more effective advertising in TV, online, and cross media campaigns.”
“Strong customer and market activity levels in the first quarter of 2010 are also reflected by the growth in our customer count. We added a total of 76 net new customers in the quarter, 13 of which were net new additions for comScore through our acquisition of ARSgroup. The remaining 63 net customer additions for comScore represents an almost 400% increase from the same quarter last year. These new customer gains, coupled with increased sales penetration among existing customers, contributed to our strong revenue growth of 18% year over year and 7% over the fourth quarter of 2009. Deferred revenues grew by 17% year over year and by 7% over the fourth quarter of 2009, to $51.5 million. Our subscription renewal rates again improved sequentially and exceeded our historical average annual rate of 90%, as measured by revenue dollars. While our subscription revenues grew by 17% compared to the first quarter of 2009, our project revenues have recovered to $5.2 million, representing a 27% annual growth. Finally, we achieved record free cash flow of $13.1 million, which represents a 161% sequential growth over the fourth quarter of 2009.”

“In summary, we are delighted by an all around strong quarter, which we attribute to an improved industry environment, as well as a continued strengthening in our market position. We anticipate this to continue in the second quarter and the full year.”
First Quarter 2010 Financial and Business Summary
(Dollars in thousands, except per share data)

	1Q10	1Q09	Change
Revenue	$36.1	$30.6	18.0%
GAAP Income before Income Tax	$1.3	$1.5	-13.3%
GAAP Net Income	$0.2	$0.3	-33.3%
GAAP EPS	$0.01	$0.01	0.0%
Adjusted EBITDA*	$6.8	$5.4	25.9%
Adjusted EBITDA Margin*	18.8%	17.6%	6.7%
Non-GAAP Net Income*	$5.0	$4.2	19.0%
Non-GAAP EPS*	$0.16	$0.14	14.3%
Operating Cash Flow	$14.8	$2.3	NM
Free Cash Flow*	$13.1	( $0.6)	NM
Deferred Revenue	$51.5	$44.0	17.0%
Subscription Revenue	$30.9	$26.5	16.6%
Project Revenue	$5.2	$4.1	26.8%
Existing Customer Revenue	$32.3	$26.8	20.5%
New Customer Revenue	$3.8	$3.8	0.0%
International Revenue	$6.2	$4.6	34.8%
Customer Count	1,349	1,181	14.1%

*	A complete reconciliation of GAAP to non-GAAP historical results is set forth in the attachment to this press release.
Financial Outlook
Dr. Magid Abraham, comScore’s president and chief executive officer, said, “Given the positive results of this most recent quarter, we are now more optimistic about our prospects for full-year 2010. As such, we are raising our expectations for annual revenue growth from our previously announced range of 21% to 25% to a higher range of 24% to 28%, while continuing to expect adjusted EBITDA margins at the same levels we experienced during 2009.”
comScore’s expectations for the second quarter of 2010 are outlined in the table below:

Revenue	$39.1 — $40.2 million

Income before income taxes	$1.6 — $2.0 million

Adjusted EBITDA*	$8.1 — $8.5 million

Estimated diluted shares	31.9 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before income taxes is set forth in the attachment to this press release.
Conference Call Information:
Management will provide commentary on the company’s results in a conference call on Wednesday, April 28, 2010 at 5:00 pm ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4209, Pass code 48331904
(International) 617-213-4863, Pass code 48331904
Replay Number: 888-286-8010, Pass code 29755219
(International) 617-801-6888, Pass code 29755219
Webcast (live and replay): http://ir.comscore.com/events.cfm
About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital marketing intelligence. For more information, please visit http://www.comscore.com/companyinfo.
Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of marketable securities, costs from acquisitions and restructurings, and the non-cash, deferred tax provision. comScore also reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.

In addition, comScore believes that Adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation and interest income (expenses), net. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.
The company believes that Adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from our core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.
The company believes that excluding certain costs from non-GAAP net income and EPS and from adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.
comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending as a key indicator of the company’s operating cash flow performance net of capital outlays.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before income taxes is set forth in the attachment to this press release.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the continued growth of its customer base; expectations regarding customer advertising and marketing activity and its expected effect on comScore’s sales; expectations regarding the impact and financial benefits of certain products, including Media Metrix 360 and the comScore AdEffx™ suite of advertising measurement products; expectations regarding the acquisition of ARSgroup and the resulting impact, opportunities and benefits to comScore; expectations regarding sales penetration of existing customers; expectations and forecasts of future financial performance, including related growth rates and components thereof; assumptions related to the market and economic environment and assumptions related to growth for the second quarter and the full year 2010. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to retain existing large customers and obtain new large customers; risks related to the domestic and global economies and the effects they may have on comScore, its industry or its customers; comScore’s ability to manage its growth, including through acquisitions; the impact of a change in methodology stemming from acquisitions or the development of new products; the rate of development of the Internet advertising and eCommerce markets; comScore’s ability to effectively expand sales and marketing; comScore’s ability to sell new or additional products and attract new customers; comScore’s ability to sell additional products and services to existing customers; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2009 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Revenues	$36,139	$30,624

Cost of revenues (excludes amortization of intangible assets
resulting from acquisitions shown below) (1)	10,359	10,036
Selling and marketing (1)	12,718	10,486
Research and development (1)	5,047	4,005
General and administrative (1)	6,206	4,507
Amortization of intangible assets resulting from acquisitions	507	320

Total expenses from operations	34,837	29,354

Income from operations	1,302	1,270
Interest and other income, net	114	175
(Loss) gain from foreign currency	(117)	12

Income before income taxes	1,299	1,457
Income tax provision	1,070	1,180

Net income	$229	$277

Net income available to common stockholders per common share:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01

Weighted -average number of shares used in per share calculation - common stock
Basic	30,630,461	29,477,369
Diluted	31,475,136	30,461,974

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$230	$320
Selling and marketing	1,219	1,113
Research and development	264	238
General and administrative	961	629

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	64,630	$58,284
Short-term investments	17,306	29,833
Accounts receivable, net of allowances of $468 and $510, respectively	32,841	34,922
Prepaid expenses and other current assets	3,093	2,324
Deferred tax assets	10,440	11,044

Total current assets	128,310	136,407
Long-term investments	2,809	2,809
Property and equipment, net	20,259	17,302
Other non-current assets	192	193
Long-term deferred tax assets	9,745	9,938
Intangible assets, net	17,622	8,745
Goodwill	49,792	42,014

Total assets	$228,729	$217,408

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	2,490	$2,009
Accrued expenses	10,191	8,370
Deferred revenues	51,531	48,140
Deferred rent	1,288	1,231
Capital lease obligations	1,346	360

Total current liabilities	66,846	60,110
Deferred rent, long-term	8,306	8,210
Capital lease obligations, long-term	3,232	674
Other long-term liabilities	475	475

Total liabilities	78,859	69,469

Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	201,299	199,270
Accumulated other comprehensive income (loss)	(4)	324
Accumulated deficit	(51,456)	(51,685)

Total stockholders’ equity	149,870	147,939

Total liabilities and stockholders’ equity	$228,729	$217,408

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Operating Activities:
Net income	$229	$277
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	1,619	1,511
Amortization of intangible assets resulting from acquisitions	507	320
Provisions for bad debts	17	271
Stock-based compensation	2,676	2,300
Amortization of deferred rent	(219)	(99)
Amortization of bond premium	112	51
Deferred tax provision	811	1,253
Loss on asset disposal	1	16

Changes in operating assets and liabilities:
Accounts receivable	3,802	(2,423)
Prepaid expenses and other current assets	189	(307)
Accounts payable, accrued expenses, and other liabilities	1,168	(2,544)
Deferred revenues	3,478	1,299
Deferred rent	365	350

Net cash provided by operating activities	14,755	2,275

Investing activities:
Acquisition, net of cash acquired	(16,788)	—
Purchase of investments	—	(20,587)
Sales and maturities of investments	12,754	13,211
Purchase of property and equipment	(1,689)	(2,854)

Net cash used by investing activities	(5,723)	(10,230)

Financing activities:
Proceeds from the exercise of common stock options	608	123
Repurchase of common stock	(2,910)	(1,076)
Principal payments on capital lease obligations	(90)	(237)

Net cash provided used by financing activities	(2,392)	(1,190)

Effect of exchange rate changes on cash	(294)	(126)

Net increase (decrease) in cash and cash equivalents	6,346	(9,271)
Cash and cash equivalents at beginning of period	58,284	34,297

Cash and cash equivalents at end of period	$64,630	$25,026

Reconciliation from Income before income taxes to Non-GAAP Net Income and Adjusted EBITDA (dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Income before income taxes	$1,299	$1,457
Deferred tax provision	(811)	(1,253)
Current cash tax (provision) benefit	(259)	73

Net income	229	277

Amortization of acquired intangibles	507	320
Stock-based compensation	2,674	2,300
Costs related to acquisitions and restructuring	799	—
Deferred tax provision	811	1,253

Non-GAAP net income	5,020	4,150

Current cash tax provision (benefit)	259	(73)
Depreciation	1,619	1,511
Interest income, net	(83)	(175)

Adjusted EBITDA	6,815	5,413
Adjusted EBITDA margin (%)	19%	18%

EPS (diluted)	$0.01	$0.01
Non-GAAP EPS (diluted)	$0.16	$0.14
Reconciliation from GAAP Operating Cash Flow to Free Cash Flow (dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Net cash provided by operating activities	$14,755	$2,275
Purchase of property and equipment	(1,689)	(2,854)

Free cash flow	$13,066	$(579)

Reconciliation from Income before income taxes to Adjusted EBITDA (Guidance) (dollars in thousands)
Forecasted amounts for the three months ended June 30, 2010 are based on the mid- points of the range of guidance provided herein.
The three months ended June 30, 2009 reflect reported results.

	Three Months Ended June 30,
	2010	2009
	(unaudited)
Revenues	$39,700	$31,374

Income before income taxes	$1,800	$2,621
Amortization of acquired intangibles	700	327
Stock-based compensation	2,900	2,531
Costs related to acquisitions and restructuring	1,000	—
Depreciation	1,900	1,686
Interest (income) expense, net	—	(132)

Adjusted EBITDA	$8,300	$7,033

Adjusted EBITDA margin (%)	21%	22%